UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒ Filed by a party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Amplitude, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO THE STOCKHOLDERS
San Francisco, California
April 27, 2023
Dear Stockholder,
I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Amplitude, Inc. (the “Company” or “Amplitude”), which will be held online via live audio webcast at www.virtualshareholdermeeting.com/AMPL2023, on June 8, 2023 at 9:00 a.m. PT.
The attached Notice of 2023 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Your vote is important. Whether or not you attend the Annual Meeting online, I urge you to vote and submit your proxy via the internet, by phone or by mail as soon as possible. If you decide to attend the Annual Meeting online, you will be able to vote electronically at the Annual Meeting, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Spenser Skates
Chairperson of the Board, President, & Chief Executive Officer
2023 Proxy Statement

AMPLITUDE, INC.
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time June 8, 2023 (Thursday) 9:00 a.m. PT	Location Online at: www.virtualshareholdermeeting.com/AMPL2023	Who Can Vote Stockholders as of April 10, 2023 are eligible to vote.
Time	9:00 a.m. PT on Thursday, June 8, 2023
Place
Virtually at www.virtualshareholdermeeting.com/AMPL2023. Please refer to the accompanying proxy statement for information on how to register and attend the virtual Annual Meeting. There is no physical location for the Annual Meeting.

Items of Business
1.To elect Pat Grady, Curtis Liu and Catherine Wong as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until each such director’s respective successor is elected and qualified;

2.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and
4.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Voting
Whether or not you attend the Annual Meeting online, it is important that your shares of common stock be represented and voted at the Annual Meeting. Please refer to the accompanying proxy statement for information on how to vote prior to the Annual Meeting. If you decide to attend the Annual Meeting online, you will be able to vote electronically using the control number on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials, even if you have previously submitted your proxy.

Who Can Vote
Only stockholders of record at the close of business on April 10, 2023 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for 10 days prior to the Annual Meeting at our executive offices. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/AMPL2023.

2023 Proxy Statement

2023 Proxy Statement

PROXY STATEMENT SUMMARY
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Amplitude, Inc. (“we,” “us,” “our,” the “Company” or “Amplitude”) of proxies to be voted at our 2023 Annual Meeting of Stockholders to be held on Thursday, June 8, 2023, at 9:00 a.m. PT (the “Annual Meeting”), and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio-only webcast. There is no physical location for the Annual Meeting. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. We have designed the virtual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AMPL2023 at the meeting date and time. Please refer to “What will I need in order to attend the Annual Meeting?” below for information on how to register and attend the Annual Meeting. The mailing address of our principal executive offices is Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103.
Holders of record of outstanding shares of Class A common stock, $0.00001 par value per share (“Class A common stock”), and Class B common stock, $0.00001 par value per share (“Class B common stock” and, together with the Class A common stock, “common stock”), as of the close of business on April 10, 2023 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. The holders of our Class A common stock and Class B common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to five votes on each proposal. Stockholders are not permitted to cumulate votes with respect to the election of directors. As of the Record Date, there were 79,219,621 shares of Class A common stock outstanding and 36,346,078 shares of Class B common stock outstanding.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2023
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), over the internet in lieu of mailing printed copies. We expect to begin mailing the Notice of Internet Availability to our stockholders of record as of the Record Date for the first time on or about April 27, 2023. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of our proxy materials and the 2022 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date.
This proxy statement and our 2022 Annual Report are available at www.proxyvote.com.
2023 Proxy Statement	1

PROPOSALS
At the Annual Meeting, our stockholders will be asked:
Proposals	Board Vote Recommendations	For Further Details

To elect Pat Grady, Curtis Liu, and Catherine Wong as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until each such director’s respective successor is elected and qualified;
	“FOR” each director nominee	Page 9
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;	“FOR”	Page 14
To approve, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our name executive officers; and	“ONE YEAR”	Page 17
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
The Board knows of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by phone or internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:
(1)	FOR the election of each of Pat Grady, Curtis Liu, and Catherine Wong as Class II Directors;
(2)	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
(3)	ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers.
Information About This Proxy Statement
Why you received this proxy statement. We have made this proxy statement and proxy card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any continuations,
2023 Proxy Statement	2

postponements, or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the phone, via the internet, or by mail.
This proxy statement, the Notice of Internet Availability, the notice and accompanying proxy card will be first made available for access on or about April 27, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
Householding. We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please write to our Investor Relations department at:
Amplitude, Inc.
Attention: Investor Relations
201 3rd Street, Suite 200
San Francisco, California 94103
Phone: (650) 988-5131
or at investors.amplitude.com/shareholder-services/investor-contacts.
Alternatively, stockholders who received one set of materials due to householding may revoke their consent for future mailings at any time by mail or phone by contacting:
Broadridge Householding Department
51 Mercedes Way
Edgewood, NY 11717
Phone: (866) 540-7095
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
2023 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT
THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 10, 2023. Holders of either class of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 79,219,621 shares of our Class A common stock outstanding and 36,346,078 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to five votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
What is the difference between being a “Registered Holder” and holding shares in “street name” as a “Beneficial Holder”?
A “Registered Holder” is a stockholder of the Company that holds shares in such stockholder’s name as of the close of business on the Record Date. A “Beneficial Holder” is a stockholder of the Company that holds, as of the close of business on the Record Date, shares in “street name,” meaning the shares are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if I am a Beneficial Holder that holds my shares in “street name” through a bank or broker?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the beneficial owner of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction form. As the Beneficial Holder, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
Alternatively, you may vote your shares by attending the Annual Meeting and voting during the Annual Meeting. Please see “What will I need in order to attend the Annual Meeting?” below for instructions on how to attend the Annual Meeting and vote your shares.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our common stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the internet, or by mail.
2023 Proxy Statement	4

How can I vote my shares, and participate, at the Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/AMPL2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the Registered Holder may be voted electronically during the Annual Meeting. Shares for which you are the Beneficial Holder but not the Registered Holder also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
To vote your shares without attending the Annual Meeting, please follow the instructions for internet or telephone voting on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the Registered Holder, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the Beneficial Holder but not the Registered Holder. This way your shares will be represented whether or not you are able to attend the Annual Meeting.
What will I need in order to attend the Annual Meeting?
You are entitled to attend the virtual Annual Meeting only if you were a Registered Holder as of the Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AMPL2023 and using your 16-digit control number to enter the meeting. If you are not a Registered Holder but hold shares as a Beneficial Holder in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.
How can I submit a question at the Annual Meeting?
If you want to submit a question during the Annual Meeting, log-in to www.virtualshareholdermeeting.com/AMPL2023, type your question in the “Ask a Question” field and click “Submit.” Appropriate questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practical after the Annual Meeting at investors.amplitude.com and will remain available for one week after posting.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy, that designation also is called a “proxy” or, if in a written document, a “proxy card.” Spenser Skates and Christopher Harms have been designated as proxies for the Annual Meeting.
2023 Proxy Statement	5

Can I change my vote after I submit my proxy?
Yes. If you are a Registered Holder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the internet or by phone;
•	by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote online at the Annual Meeting as described above.
If your shares are held in street name (i.e., if you are a Beneficial Holder), you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting.
Who will count the votes? Is my vote confidential?
A representative of Broadridge Investor Communication Solutions will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all stockholder meeting proxies, ballots, and voting tabulations that identify individual stockholders. In addition, the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. See “Recommendations of the Board” above.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting instead of a physical meeting?
Our Board believes that holding a virtual Annual Meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. With this live audio-only webcast format, we believe we will provide you with substantially the same opportunities to participate as you would have at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform.
2023 Proxy Statement	6

What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets and smartphones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.
We encourage you to access the Annual Meeting 15 minutes prior to the start time. If you need further assistance accessing the Annual Meeting, technical support numbers will be posted on the Annual Meeting website.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes Required	Effect of Votes Withheld/ Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	A plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes, if any, will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: To approve, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers
The frequency that receives the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of “One Year,” “Two Years” or “Three Years” that receives the highest number of votes cast to be the frequency recommended by stockholders.
Abstentions and broker non-votes, if any, will have no effect.
2023 Proxy Statement	7

What is a “vote withheld” and an “abstention,” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm or the approval of the frequency of future advisory votes on the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG LLP or the approval of the frequency of future advisory votes on the compensation of our named executive officers.
What are “broker non-votes,” and do they count for determining a quorum?
Generally, “broker non-votes” occur when shares held by a broker in “street name” for a Beneficial Holder are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the Beneficial Holder and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a Beneficial Holder on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the Beneficial Holder of such shares, a broker is not entitled to vote shares held for a Beneficial Holder on “non-routine matters,” such as the election of directors (even if not contested) or the approval of the frequency of future advisory votes on the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.
2023 Proxy Statement	8

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
We currently have nine directors on our Board. At the Annual Meeting, three Class II Directors—Pat Grady, Curtis Liu, and Catherine Wong—are nominees to be elected to hold office until the 2026 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose current term expires at the Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Spenser Skates and Erica Schultz; the current Class II Directors are Pat Grady, Curtis Liu, and Catherine Wong; and the current Class III Directors are Ron Gill, Elisa Steele, Eric Vishria, and James Whitehurst. Our Amended and Restated Certificate of Incorporation provides that each class will consist, as nearly as possible, of one-third of the total number of directors.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election of each of Messrs. Grady and Liu and Ms. Wong as a Class II Director. In the event that any of Messrs. Grady and Liu and Ms. Wong should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that any of Messrs. Grady or Liu or Ms. Wong will be unable to serve if elected. Each of Messrs. Grady and Liu and Ms. Wong has consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than three at the Annual Meeting, the number of nominees named in this proxy statement.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
2023 Proxy Statement	9

RECOMMENDATION OF THE BOARD OF DIRECTORS The Board unanimously recommends a vote FOR the election of each of the below Class II Director nominees.
Nominees For Class II Director (terms to expire at the 2026 Annual Meeting of Stockholders)
The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:
Name	Age	Position with the Company
Pat Grady	40	Director
Curtis Liu	34	Director, Chief Technology Officer
Catherine Wong	47	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the Annual Meeting are as follows:
Pat Grady
Pat Grady has served as a member of our Board since November 2018. Mr. Grady is a Partner of Sequoia Capital, a technology-focused venture capital firm that he joined in March 2007. He has served on the Board of Directors of Okta, Inc., a publicly-traded identity and access management company, since May 2014 and on the Board of Directors of Embark Trucks Inc., a publicly-traded autonomous trucking company, since May 2018. He also serves on the Boards of Directors of numerous privately-held technology companies, including Attentive Mobile, Inc., Cribl, Inc., Namely, Inc., and Pilot.com, Inc. He previously served on the Boards of Directors of MarkLogic Corporation, a data integration provider, from March 2013 to October 2020, and Prosper Marketplace, Inc., a peer-to-peer lending marketplace, from January 2013 to May 2020. Mr. Grady received a B.S. in Economics from Boston College. We believe that Mr. Grady is qualified to serve on our Board due to his extensive experience in the venture capital industry and his knowledge of scaling technology companies.

Curtis Liu
Curtis Liu is our co-founder and has served as our Chief Technology Officer and as a member of our Board since 2011. Mr. Liu previously worked as a Software Engineer at Google LLC, a technology company, from August 2010 to August 2011. He received a B.S. in Electrical Engineering and Computer Science from MIT. While at MIT, he won MIT’s largest programming competition, Battlecode, in 2010. We believe that Mr. Liu is qualified to serve on our Board due to his perspective, experience and leadership as our Chief Technology Officer.

2023 Proxy Statement	10

Catherine Wong
Catherine Wong has served as a member of our Board since June 2021. From November 2015 to January 2023, Ms. Wong served as Chief Product Officer and Executive Vice President, Engineering at Domo, Inc., a publicly-traded cloud-based business intelligence platform, and continued to provide advisory services to Domo through March 2023. She previously served as Senior Vice President, Engineering at Domo from September 2013 to November 2015. Prior to joining Domo, Ms. Wong was Vice President, Engineering at Adobe Inc., a software company, from August 2009 to August 2013, and previously held various roles at Omniture, Inc., an online marketing and web analytics company, prior to its acquisition by Adobe. She currently serves as a member of the Boards of Directors of Human Interest, Inc., an employee benefit plan provider, and the Women Tech Council. Ms. Wong received a B.S. in Computer Science from Brigham Young University. We believe that Ms. Wong is qualified to serve on our Board due to her extensive experience as a senior engineering executive at enterprise technology companies and her deep knowledge of our industry.

Continuing Directors Not Standing for Election at the Annual Meeting
The current continuing members of the Board who are not standing for election at the Annual Meeting are as follows:
Name	Age	Position with the Company	Class / Term Expires
Ron Gill	57	Director	Class III / 2024
Elisa Steele	56	Director	Class III / 2024
Eric Vishria	43	Director	Class III / 2024
James Whitehurst	55	Lead Independent Director	Class III / 2024
Erica Schultz	49	Director	Class I / 2025
Spenser Skates	34	President and Chief Executive Officer, Director, and Chairperson of the Board	Class I / 2025
The principal occupations and business experience, for at least the past five years, of each continuing director not standing for election at the Annual Meeting are as follows:
Ron Gill
Ron Gill has served as a member of our Board since June 2019. Mr. Gill has served as an Operating Partner of Lead Edge Capital, a growth equity investment firm, since June 2018. From August 2007 to March 2017, Mr. Gill held multiple financial leadership positions at NetSuite, Inc., a cloud computing company, most recently serving as Chief Financial Officer from July 2010 to March 2017, including through NetSuite’s acquisition by Oracle in 2016. He previously held a variety of financial positions with several technology companies, including Hyperion Solutions, SAP SE, Dell Inc., and Sony Group Corporation. Mr. Gill has served on the Board of Directors of HubSpot, Inc., a publicly-traded customer relationship management software company, since June 2012. Mr. Gill received a B.A. in Finance and Economics from Baylor University and an M.I.B. in International Business from the University of South Carolina. We believe that Mr. Gill is qualified to serve on our Board due to his extensive experience as a senior executive at public technology companies and his deep financial expertise.

2023 Proxy Statement	11

Elisa Steele
Elisa Steele has served as a member of our Board since March 2021. Ms. Steele previously served as Chief Executive Officer of Namely, Inc., a human resources software company, from August 2018 to July 2019, and as a member of the Board of Directors of Namely from August 2017 to September 2022, including as Chairperson of the Board from July 2019 to September 2022. From January 2014 to July 2017, Ms. Steele held various leadership positions at Jive Software, Inc., a collaboration software company acquired by Aurea Software, Inc., most recently serving as Chief Executive Officer and President. Ms. Steele has also previously held executive leadership positions at Microsoft Corporation, Skype Inc., Yahoo! Inc., and NetApp, Inc. She currently serves on the Boards of Directors of multiple publicly-traded technology companies, including Bumble Inc., since July 2020, JFrog Ltd., since March 2020, Procore Technologies, Inc., since February 2020, and Splunk Inc., since September 2017. Ms. Steele previously served as chair of the Board of Directors of Cornerstone OnDemand, Inc., a publicly-traded human capital management software company, from June 2018 to June 2021 and as a member of the Board of Directors of Jive Software from February 2015 to June 2017. Ms. Steele received a B.S. in Business Administration from the University of New Hampshire and an M.B.A. from San Francisco State University. We believe that Ms. Steele is qualified to serve on our Board due to her marketing expertise and her extensive experience as a public and private company chief executive officer and as a board member of publicly-traded technology companies.

Eric Vishria
Eric Vishria has served as a member of our Board since December 2014. Since July 2014, Mr. Vishria has served as a General Partner of Benchmark Capital, a venture capital firm, where he focuses on early-stage infrastructure and enterprise software investments. From August 2013 to August 2014, Mr. Vishria was Vice President, Digital Magazines and Verticals at Yahoo! Inc., a web services provider. He currently serves on the Board of Directors of Confluent, Inc., a publicly-traded data solutions company, and on the Boards of Directors of numerous privately-held technology companies, including AcuityMD, Inc., Airplane Labs, Inc., Benchling, Inc., Blue Hexagon Inc., Cerebras Inc., Commerce Layer, Inc. and Contentful Global, Inc. He received a B.S. in Mathematical and Computational Science from Stanford University. We believe that Mr. Vishria is qualified to serve on our Board due to his extensive operational and marketing expertise and his service as a board member of other technology companies.

2023 Proxy Statement	12

James Whitehurst
James Whitehurst has served as a member of our Board since September 2021. Mr. Whitehurst has served as a Special Advisor at Silver Lake Partners, a technology investment firm, since March 2021. He previously served as a Senior Advisor at International Business Machines Corporation (“IBM”), a global technology company, from July 2021 to May 2022, after serving as President from April 2020 to July 2021 and as Senior Vice President from July 2019 to April 2020. From January 2008 to April 2020, he served as Chief Executive Officer of Red Hat, Inc., an open source software company, including through Red Hat’s acquisition by IBM in July 2019. Prior to joining Red Hat, Mr. Whitehurst held various leadership positions at Delta Air Lines, Inc., a global airline operator, from January 2002 to August 2007, and Boston Consulting Group, a management consulting firm, from September 1989 to December 2001. Mr. Whitehurst has served on the Boards of Directors of United Airlines Holdings, Inc., a publicly-traded global airline operator, since March 2016, Tanium Inc., a privately-held cybersecurity and systems management company, since January 2022, and Software AG, a software company traded on a foreign stock exchange, since January 2023. Mr. Whitehurst previously served on the Boards of Directors of multiple publicly-traded companies, including Red Hat, from January 2008 to July 2019, SecureWorks Corp., a cybersecurity company, from April 2016 to April 2019, and DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, from August 2009 to May 2016. Mr. Whitehurst received a B.A. in Computer Science and Economics from Rice University and an M.B.A. from Harvard Business School. We believe that Mr. Whitehurst is qualified to serve on our Board due to his extensive operational and management expertise and his experience as a public company chief executive officer and as a board member of publicly-traded technology companies.

Erica Schultz
Erica Schultz has served as a member of our Board since December 2020. Since October 2019, Ms. Schultz has served as President of Field Operations at Confluent, Inc., a publicly- traded data solutions provider. She also serves as a Limited Partner and Fund Advisor at Operator Collective, a venture capital fund that she joined in January 2019. Prior to joining Confluent, Ms. Schultz held various leadership positions at New Relic, Inc., a cloud-based software company, from June 2014 to October 2019, most recently serving as Chief Revenue Officer. She previously served as Executive Vice President of Global Sales, Services and Field Operations at LivePerson, Inc., a digital engagement company, from May 2013 to March 2014, after serving as Executive Vice President of Global Sales from February 2012 to May 2013. From November 1995 to January 2012, Ms. Schultz served in various roles at Oracle Corporation, a computing infrastructure and software company. She received a B.A. in Spanish and Latin American Studies from Dartmouth College, where she has served as a member of the Board of Trustees since June 2016. We believe that Ms. Schultz is qualified to serve on our Board due to her sales expertise and extensive management experience as a senior executive at enterprise technology companies.

Spenser Skates
Spenser Skates is our co-founder and has served as our Chief Executive Officer and as a member of our Board since 2011. Mr. Skates previously worked as an algorithmic trader at DRW Trading Group, a diversified trading firm, from July 2010 to March 2011. He received a B.S. in Biological Engineering from the Massachusetts Institute of Technology (“MIT”). While at MIT, he won MIT’s largest programming competition, Battlecode, in 2009 and 2010. We believe that Mr. Skates is qualified to serve on our Board due to the valuable expertise and perspective he brings in his capacity as our Chief Executive Officer and because of his extensive experience and knowledge of our industry.

2023 Proxy Statement	13

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in, or any connection with, us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it determines whether to retain KPMG LLP. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

2023 Proxy Statement	14

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise expressly stated in such filing.
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Audit Committee
Ron Gill (Chairperson)

Pat Grady

Elisa Steele
2023 Proxy Statement	15

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:
	Year Ended December 31,
Fee Category	2022	2021
Audit Fees	$1,745,000	$2,500,000
Audit-Related Fees	$—	$—
Tax Fees	$63,526	$173,956
All Other Fees	$—	$—
Total Fees	$1,808,526	$2,673,956
Audit Fees
Audit fees consist of fees billed for professional services performed by KPMG LLP for the audit of our annual financial statements, the review of quarterly financial statements, and related services that are normally provided in connection with registration statements. Audit fees for fiscal year 2022 include fees for professional services rendered in connection with our registration statement on Form S-8 and professional fees in connection with an audit of our fiscal year 2022 financial statements (including the fiscal year 2022 audit of the effectiveness of our internal control over financial reporting). Audit fees for fiscal year 2021 include fees for professional services rendered in connection with our registration statement on Form S-1, and amendments thereto, in connection with the direct listing of our Class A common stock (our “Direct Listing”) on the Nasdaq Stock Market (“Nasdaq”), and professional fees in connection with an audit of our fiscal year 2021 financial statements.
Audit-Related Fees
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements.
Tax Fees
Tax fees consist of services for tax compliance, tax advice, and tax planning.
All Other Fees
All other fees consist of any services not included in the other three categories.
2023 Proxy Statement	16

Audit Committee Pre-Approval Policy and Procedures
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee is responsible for the audit fee negotiations associated with our retention of KPMG LLP. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants.
On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All fees for services performed for the fiscal year ended December 31, 2022 and 2021 were pre-approved by the Audit Committee.
Proposal 3: Approve, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote (the “Say-on-Pay Vote”) to approve the compensation of our named executive officers. It is expected that the first Say-on-Pay Vote will occur at the 2024 annual meeting of stockholders. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for the Say-on-Pay Vote at future annual meetings every one year, every two years, or every three years. Stockholders may also abstain from the vote.
The Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for us at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies, and practices as disclosed in future proxy statements on a more timely and consistent basis than if the vote were held less frequently. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.
This “Say-on-Pay Frequency” vote is advisory, and therefore not binding on us, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.
Our stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future Say-on-Pay Votes.
2023 Proxy Statement	17

Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by our stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS The Board unanimously recommends a vote of “ONE YEAR” for the frequency of future Say-on-Pay Votes, once the Company is required to hold a Say-on-Pay Vote.
2023 Proxy Statement	18

EXECUTIVE OFFICERS
The following table identifies our executive officers as of April 10, 2023:
Name	Age	Position
Spenser Skates	34	President and Chief Executive Officer, Director, and Chairperson of the Board
Curtis Liu	34	Chief Technology Officer, Director
Thomas Hansen	52	President
Christopher Harms	56	Chief Financial Officer and Treasurer
The following biographical information is furnished with regard to our executive officers (except for Mr. Skates, whose biographical information appears above under “Continuing Directors Not Standing for Election at the Annual Meeting”) and Mr. Liu, whose biographical information appears above under “Proposal 1: Election of Directors – Nominees For Class II Director (terms to expire at the 2026 Annual Meeting of Stockholders)”:
Thomas Hansen
Thomas Hansen has served as our President since June 2022. He previously served as Chief Revenue Officer of UiPath, Inc., a publicly-traded robotics software company, from April 2020 to May 2022. Prior to that, Mr. Hansen served as Senior Vice President of Operations, Carbon Black Security Division at VMware, Inc., a software company, from October 2019 to April 2020. Until its acquisition by VMware in October 2019, Mr. Hansen held multiple positions at Carbon Black, Inc., a cybersecurity company, serving as Chief Operating Officer and Executive Vice President from October 2018 to October 2019 and Chief Revenue Officer and Executive Vice President from July 2017 to October 2018. Previously, Mr. Hansen served as Global Vice President of Revenue for Dropbox, Inc., a cloud computing company, from August 2015 to July 2017. He has served on the Boards of Directors of Forter, Inc. since July 2019 and Dixa ApS since April 2021. Mr. Hansen holds a B.S. in Economics & Business Administration and an M.S. in Economics & Business Administration, both from the Copenhagen Business School.

Christopher Harms
Christopher Harms has served as our Chief Financial Officer since February 2023. He previously served as Chief Financial Officer of Forescout Technologies, Inc., then a publicly-traded cybersecurity software company, from March 2013 to August 2020. From July 2011 to January 2013, Mr. Harms served as Chief Financial Officer of Socialware, a software company. He previously held a variety of financial positions with several technology companies, including IBM, PSS Systems, Transitive, BT Group (formerly British Telecom), and Hewlett Packard. Mr. Harms has served on the Boards of Directors of WorkBoard, Inc., a strategy execution platform provider, since August 2022, and Slice Solutions, Inc., a software platform and service provider to independent pizzerias, since February 2022. Mr. Harms holds a B.S. in Accounting and an M.B.A., both from the University of California, Berkeley.

2023 Proxy Statement	19

CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics (the “Code of Conduct”), and charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance Documents” section of the investor relations section of our corporate website located at investors.amplitude.com, or by writing to our Secretary at our offices at 201 3rd Street, Suite 200, San Francisco, California 94103.
Board Composition
Our business and affairs are managed under the direction of our Board. Our Board currently consists of nine members: Spenser Skates, Curtis Liu, Ron Gill, Pat Grady, Erica Schultz, Elisa Steele, Eric Vishria, James Whitehurst, and Catherine Wong. Our Board is divided into three classes, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders.
When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Director Independence
Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. In making these determinations, our Board considered the current and prior relationships that each director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director and any transactions involving a director as described in “Certain Relationships and Related Person Transactions,” and any other employment, advisory, or academic relationship of our directors with other companies and institutions with which we do business. This includes, without limitation, Ms. Schultz’s role as President of Field Operations at Confluent, Inc. and our ordinary course business transactions with Confluent. Our Board considers these transactions and relationships as part of its overall analysis of the independence of our directors, and has affirmatively determined that each of our directors, other than Messrs. Liu and Skates, is an “independent director,” as defined under Nasdaq rules. Neeraj Agrawal served as a member of our Board during part of the fiscal year ended December 31, 2022, with his term expiring at our 2022 Annual Meeting of Stockholders. Our Board affirmatively determined that Mr. Agrawal was an “independent director” as defined under Nasdaq rules. In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq rules, in the case of members of the Audit Committee and Compensation Committee, our Board made an affirmative determination that such members also satisfy separate independence requirements and current standards imposed by the SEC and Nasdaq.
There are no family relationships among any of our directors or executive officers.
2023 Proxy Statement	20

Director Candidates
The Nominating and Corporate Governance Committee of the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee and the Board may also take into account many factors, including: experience in corporate management, such as serving as an officer or former officer of a publicly-traded company; experience as a board member of other companies, including service on the Board of Directors of another publicly-traded company; professional and academic experience relevant to our industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable; the diversity of viewpoints, background, experience, and other characteristics, such as geographic background, nationality, culture, gender, sexual orientation, ethnicity, race, and age, that a candidate would bring (including in light of applicable diversity requirements regarding gender, underrepresented communities, or otherwise); and any other relevant qualifications, attributes, or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
2023 Proxy Statement	21

Board Diversity
The following table summarizes our current directors’ voluntary self-identified diversity characteristics.
	Board Diversity Matrix as of April 27, 2023
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	3	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background.	—	—	—	—
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of chairperson of the Board and Chief Executive Officer and to implement a lead independent director in accordance with its determination regarding which structure would be in the best interests of our company. Mr. Skates currently serves as our chairperson of the Board and Chief Executive Officer. Our Corporate Governance Guidelines provide that whenever our chairperson of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director. Mr. Whitehurst currently serves as our lead independent director. As lead independent director, Mr. Whitehurst presides over all meetings of the Board at which the chairperson of the Board is not present, including any executive sessions of the independent directors, approves Board meeting schedules and agendas, and acts as the liaison between the independent directors and our Chief Executive Officer and the chairperson of the Board.
2023 Proxy Statement	22

Our Board has concluded that our current leadership structure is appropriate at this time. In particular, we believe that the structure of our Board and its committees provides effective independent oversight of management while Mr. Skates’ combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Code of Business Conduct and Ethics
We have adopted a written Code of Conduct that applies to our directors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Conduct is posted on our investor relations website at investors.amplitude.com. In addition, we have posted or intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference in this proxy statement and does not form a part of this proxy statement. The inclusion of our website address in this proxy statement is an inactive textual reference only.
Compensation Committee Interlocks and Insider Participation
During 2022, Ron Gill, Eric Vishria, James Whitehurst, and Catherine Wong served as members of our Compensation Committee. None of the members of the Compensation Committee has been one of our executive officers or employees. None of our executive officers serve, or has served during the last year, as a member of the Board of Directors or as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee.
2023 Proxy Statement	23

Anti-Hedging and Anti-Pledging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all directors, officers, and employees of the Company and its subsidiaries, as well as their respective family members sharing the same household, and subject to certain exceptions, any other entity that they control. Our Insider Trading Compliance Policy specifically prohibits short sales, transactions in put and call options or other derivative securities involving the Company’s equity securities, and other hedging or monetization transactions. In addition, our Insider Trading Compliance Policy provides that no director, officer, or employee may pledge Company securities as collateral to secure loans absent approval by our Compliance Officer. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Attendance by Members of the Board at Meetings
There were five meetings of the Board during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.amplitude.com, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the chairperson of the Board or the chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via videoconference or teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we strongly encourage our directors to attend our stockholder meetings. Eight of our nine directors attended the 2022 Annual Meeting of Stockholders.
2023 Proxy Statement	24

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The current members of each of the Board committees and committee chairpersons are set forth in the following chart.
Name	Audit	Compensation	Nominating and Corporate Governance
Ron Gill	Chairperson	X
Pat Grady	X
Erica Schultz			X
Elisa Steele	X		Chairperson
Eric Vishria		X
James Whitehurst		Chairperson
Catherine Wong		X
Audit Committee
Our Audit Committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm its independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of its audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment, risk management, and risk oversight, including responsibility for oversight of risks and exposures associated with major financial and cybersecurity risks;
•	reviewing related person transactions; and
•	establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.
2023 Proxy Statement	25

Our Audit Committee currently consists of Ron Gill, Pat Grady, and Elisa Steele with Mr. Gill serving as chairperson. During the fiscal year ended December 31, 2022, Neeraj Agrawal served on our Audit Committee until his term as a director expired at the 2022 annual meeting of stockholders. Our Board has affirmatively determined that Messrs. Gill and Grady and Ms. Steele each meet, and that Mr. Agrawal met, the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act, and Nasdaq rules. Each member of our Audit Committee also meets, and Mr. Agrawal met, the financial literacy requirements of the Nasdaq rules. In addition, our Board has determined that Mr. Gill qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Audit Committee met four times in the fiscal year ended December 31, 2022.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•	reviewing and approving the compensation of our directors, Chief Executive Officer, and other executive officers;
•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, and any other compensatory arrangements for our executive officers;
•	overseeing our compensation and employee benefit plans; and
•	appointing and overseeing any compensation consultants.
In fulfilling its responsibilities, our Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. Our Compensation Committee also has the authority to authorize one or more of our officers to grant rights, options, or other equity awards to officers (other than executive officers) and employees, in a manner that is in accordance with applicable laws and applicable Nasdaq rules. From time to time, our Compensation Committee may use outside compensation consultants to assist it in analyzing our executive and director compensation programs and in determining appropriate levels of compensation and benefits. We have engaged Compensia, Inc., a compensation consulting firm to compensation committees (“Compensia”), to advise us on compensation philosophy when we became a publicly-traded company, the selection of a group of peer companies to use for compensation benchmarking purposes, and cash and equity compensation levels for our directors, executives, and other employees based on current market practices. Compensia reports directly to the Compensation Committee and does not provide any non-compensation related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors, and concluded their work for the Compensation Committee does not raise any conflicts of interest.
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In addition to advice provided by outside consultants, our executive officers submit proposals to our Compensation Committee regarding our executive and director compensation. Our Chief Executive Officer, Mr. Skates, also serves on our Board and as the chairperson of the Board. By serving multiple roles, Mr. Skates is uniquely positioned to help the board and the Compensation Committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities and challenges we face, our business and our industry, which helps him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. In his role as our Chief Executive Officer, Mr. Skates is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations and experience levels. While Mr. Skates recuses himself from any Board discussions that involve his own compensation, his recommendations and feedback, along with the feedback and recommendations of our other senior executive officers, are often taken into consideration by the board and the Compensation Committee when setting compensation levels.
Our Compensation Committee consists of Ron Gill, Eric Vishria, James Whitehurst, and Catherine Wong, with Mr. Whitehurst serving as chairperson. Our Board has determined that Messrs. Gill, Vishria, and Whitehurst and Ms. Wong each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules. All members of our Compensation Committee are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. Our Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Compensation Committee met four times in the fiscal year ended December 31, 2022.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•	evaluating the overall effectiveness of our Board and its committees; and
•	reviewing developments in corporate governance compliance and developing and recommending to our Board a set of corporate governance guidelines.
Our Nominating and Corporate Governance Committee consists of Erica Schultz and Elisa Steele, with Ms. Steele serving as chairperson. Our Board has determined that Mses. Schultz and Steele each meet the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under Nasdaq rules. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at investors.amplitude.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Nominating and Corporate Governance Committee met four times in the fiscal year ended December 31, 2022.
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COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned during fiscal year 2022 by our named executive officers identified in the Summary Compensation Table below, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal year 2022, and the material factors considered in making those decisions. Our named executive officers for the fiscal year ended December 31, 2022, which consist of our principal executive officer, our principal financial officer, and our other three most highly compensated executive officers for fiscal year 2022 (collectively, the “named executive officers” or “NEOs”) are:
•	Spenser Skates, who serves as our Chief Executive Officer and is our principal executive officer (our “CEO”);
•	Hoang Vuong, who served as our Chief Financial Officer and principal financial officer;
•	Thomas Hansen, who serves as our President;
•	Curtis Liu, who serves as our Chief Technology Officer; and
•	Matthew Heinz, who served as our Chief Revenue Officer.
Executive Changes
Mr. Hansen commenced services as our President effective as of July 8, 2022. In connection with Mr. Hansen’s appointment, Mr. Heinz’s position was re-structured and he ceased serving as an executive officer within the meaning of the rules under the Exchange Act, effective as of July 8, 2022.
Mr. Vuong served as our Chief Financial Officer and principal financial officer during fiscal year 2022. Effective February 22, 2023, Christopher Harms replaced Mr. Vuong as our Chief Financial Officer and principal financial officer.
Mr. Heinz served as our Chief Revenue Officer during fiscal year 2022, and until April 10, 2023.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt following this proxy statement may differ materially from currently planned programs as summarized in this CD&A.
Executive Summary
Who We Are
Amplitude is pioneering a new category of software called Digital Analytics. Our Digital Analytics Platform serves as the command center for businesses to connect digital products to business outcomes. Amplitude’s Digital Analytics Platform provides self-service visibility into the entire customer journey. With Amplitude, organizations can build amazing product experiences, drive revenue growth, and win their categories. Digital analytics is emerging as a strategic investment for every company to survive and thrive in the digital-first world.
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Digital products are embedded in every part of our daily lives and digital has become the primary way business is done. The ability for companies to offer compelling digital products and services has become a matter of survival.
The way that companies build digital products is going through a fundamental change from being intuition-based to data-driven. Product teams have historically decided what to build based on qualitative gut feel and without a firm understanding of what will drive business results. Today, the best teams are those that build their strategy around product data, which connects the attributes of individual end users with their actual behavior. Product data has become the next untapped growth lever to transform how businesses build products, gain key insights into which features have the greatest business impact, and connect with customers.
Fiscal Year 2022 Business Highlights
We had a strong fiscal year 2022, with our financial and operational results including:
•	Fiscal year 2022 revenue of $238.1 million, up from $167.3 million for fiscal year 2021;
•	Current remaining performance obligations of $190.6 million, up from $137.3 million for fiscal year 2021;
•	Customers paying more than $100,000 in annual recurring revenue grew 25% year over year to 480 as of December 31, 2022, compared to 385 customers as of December 31, 2021; and
•	Number of paying customers grew 25% year over year to 1,994 as of December 31, 2022.
Executive Compensation Philosophy and Objectives
We take a principled approach in providing fair, reasonable, and competitive compensation and benefits to a dynamic workforce with diverse needs. In keeping with our status as a publicly-held company, we maintain a commitment to strong corporate governance in connection with our executive compensation arrangements where our Board works with our management to develop and maintain compensation structures that are appropriate and competitive for a public company. In the case of our executive compensation program, we seek to employ and retain the best leaders in our industry to ensure we successfully execute on our short-term and long-term business and strategic goals, and to emphasize and reward company performance, functional performance, and individual contributions to promote continued growth and profitability, and to effectively create and maintain sustainable long-term stockholder value. We are guided in achieving these results through our overarching philosophy of “paying for performance.”
The primary objectives of our executive compensation program are to:
•
Attract, motivate, reward, and retain talented, highly-qualified, and committed individuals with the proper background, skills, experience, and leadership ability required to grow our business and meaningfully drive our future growth and profitability by offering a competitive and balanced total compensation program that flexibly adapts to changing economic, regulatory, and social conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria;

•	Align our target total direct compensation opportunities to our long-term growth-oriented business goals and strategic priorities;
•	Provide a significant portion of compensation through variable elements that are “at-risk”;
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•
Link the interests of our executive officers and our stockholders by tying a significant portion of their target total direct compensation opportunity to our overall financial and operating performance and the creation of sustainable long-term stockholder value through the use of equity awards.

At this point in our operating history, we use competitive peer company data, a qualitative review of company and individual performance, an analysis of our retention objectives and the holding power of our long-term incentive compensation opportunities, the replacement costs (financial and otherwise) for each of our executive positions, an assessment of current market conditions, and the business experience and judgment of our Compensation Committee to determine the total compensation packages of our executive officers. As our needs evolve and as circumstances require, we intend to reevaluate our executive compensation philosophy, primary objectives, and program design.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. Below are highlights of what we do and what we do not do:
	What We Do		What We Do Not Do
✔	Emphasize performance-based, at risk compensation.	✘	Do not grant uncapped cash incentives or guaranteed equity compensation.
✔	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	✘	Do not provide significant perquisites.
✔	Weight the overall pay mix towards incentive compensation for senior executives.	✘	Do not provide any compensation-related tax gross-ups.
✔	Engage an independent compensation consultant to advise our Compensation Committee.	✘	Do not reprice our stock option awards and our equity incentive plan expressly forbids exchanging underwater options for cash without stockholder approval.
Compensation-Setting Process
Role of Compensation Committee, Board of Directors, and CEO
The Compensation Committee, composed of independent, non-employee members of the Board, oversees the executive compensation program for our executive officers, except for our CEO whose compensation is determined by the independent members of the full Board. The Compensation Committee and the Board work very closely with Compensia, the Compensation Committee’s compensation consultant. The Compensation Committee also seeks the input of our CEO (except with respect to his own compensation) to examine the effectiveness of our executive compensation program throughout the year.
During fiscal year 2022, our Board, with respect to our CEO, and our Compensation Committee, with respect to each other named executive officer, was responsible for designing and administering our executive compensation program and making compensation decisions with respect to our named
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executive officers. In each case, the Board and the Compensation Committee determined these compensation arrangements were also influenced by a variety of factors, including the relevant experience of the individual, competitive standards of pay, business conditions, and Company and individual performance.
Our CEO made recommendations to the Compensation Committee to assist in determining fiscal year 2022 compensation levels for our executive officers, including our other named executive officers. While the Compensation Committee considered this information, the ultimate decisions regarding fiscal year 2022 executive compensation were made by the Compensation Committee exercising its own independent judgment.
Role of Compensation Consultant
When making compensation decisions in fiscal year 2022, our Compensation Committee considered data and analysis provided by Compensia to provide guidance regarding our executive compensation program and how our compensation practices compare to the compensation practices of other peer companies. The Compensation Committee analyzed public company market data for executive compensation as a general indicator of relevant competitive market conditions and pay practices, focusing on revenue, industry, talent competitors, operating income, etc. In particular, our Compensation Committee reviewed competitive market compensation data from the following peer group as a reference source, developed in consultation with its compensation consultant:
•	Alteryx
•	Anaplan
•	AppFolio
•	Asana
•	Blackline
•	C3.ai
•	Cloudera
•	Confluent
•	Elastic N.V.
•	Fastly
•	Flywire
•	JFrog
•	LivePerson
•	Medallia
•	nCino
•	New Relic
•	Smartsheet
•	Sprout Social
•	SPS Commerce
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•	Sumo Logic
•	Upland Software
•	Varonis Systems
•	WalkMe
The Compensation Committee reviewed our named executive officer compensation against this peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers. While the Compensation Committee and the Board considered this data in evaluating the compensation of our executive officers, including our CEO, we did not seek to benchmark our executive officer compensation to any particular level.
The Compensation Committee has evaluated Compensia’s independence pursuant to the Nasdaq listing requirements and SEC rules and concluded that Compensia’s work did not give rise to a conflict of interest that would have prevented Compensia from serving as an independent consultant to the Compensation Committee currently or during fiscal year 2022.
Our Compensation Committee expects to periodically review and update this peer group and to utilize Compensia for peer group data and analysis in determining and developing compensation packages for our executive officers.
Elements of Our Executive Compensation Program
Historically, and for fiscal year 2022, our executive compensation program consisted of a combination of the following elements, each established as part of our program in order to achieve the compensation objective specified below:
Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels
Cash-Based Incentive Compensation	Provides short-term incentives based on annual performance and achievement of specified financial, business, and strategic goals
Equity-Based Compensation	Provides long-term incentives to drive financial and operational performance and stockholder value creation
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Create clarity around termination or change of control events and provide for retention of executives
Health and Welfare Benefits/Perquisites	Attract and retain key talent by providing competitive health and welfare benefit programs
We do not currently have, and we do not expect to have, formal policies relating to the allocation of total compensation among the various elements of our compensation program.
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Base Salaries
In general, base salaries for our executive officers, including our named executive officers, are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, and prior base salary. Base salaries of our executive officers are approved and reviewed annually by our Compensation Committee, except for the CEO whose base salary is reviewed by the Board, and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience, and sustained performance. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive, and contingent on the achievement of performance objectives.
In February 2022, the Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers. The Compensation Committee and Compensia determined that, in connection with the adjustment to Mr. Heinz’s duties related to Mr. Hansen’s commencement of employment, Mr. Heinz’s base salary would be increased as set forth in the table below, which increase became effective June 16, 2022. The base salaries for our named executive officers for 2022 are set forth in the table below:
Named Executive Officer	2022 Base Salary	Percentage Increase from 2021
Spenser Skates	$450,000	0%
Hoang Vuong	$550,000	0%
Thomas Hansen	$500,000	0%
Curtis Liu	$400,000	0%
Matthew Heinz	$350,000	7.7%
The actual base salaries paid to our named executive officers during fiscal year 2022 are set forth in the “Fiscal 2022 Summary Compensation Table” below.
Cash-Based Incentive Compensation
The Compensation Committee may from time to time award performance-based cash incentive awards to our executive officers, including our named executive officers, based on their achievement of certain performance objectives specified for each such executive officer.
For fiscal year 2022, only Mr. Hansen and Mr. Heinz received cash-based incentive bonuses, and no other NEO received a cash-based incentive bonus payment. Pursuant to his employment agreement, Mr. Hansen was eligible for a performance-based cash incentive bonus with an annual target opportunity equal to 100% of his base salary. Since Mr. Hansen commenced services on July 8, 2022, there were no specific performance goals or targets established for Mr. Hansen in fiscal year 2022, and Mr. Hansen received 100% of his annual target bonus opportunity for the second half of fiscal year 2022, for an aggregate amount of $242,465.75, $116,432 of which was paid in October 2022. The remaining $126,033.75 was paid on March 15, 2023.
Mr. Heinz was eligible to earn semi-annual commission-based cash bonuses based on the achievement of certain sales quota targets pursuant to a sales manager commission arrangement. The Compensation Committee determined that the applicable sales targets would require significant effort to achieve and would not be met by average or below average performance. Cash bonuses for the sales targets were payable, to the extent achieved, to Mr. Heinz quarterly in April 2022, July 2022, October 2022, and January
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2023, following determination of achievement of the applicable sales objectives. For fiscal year 2022, Mr. Heinz achieved 63% and 67% of his respective sales targets and was awarded an aggregate of $223,412 for his achievement of the applicable sales commission goals.
The Compensation Committee is considering making annual cash-based incentive bonuses a larger element of our target total compensation program in fiscal year 2023.
Equity-Based Compensation
We view equity-based compensation as a critical element of our balanced total compensation program. Equity-based compensation creates an ownership culture among our executive officers, including our named executive officers, that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our executive officers with those of our stockholders.
We have historically granted stock options and restricted stock unit (“RSU”) awards to our executive officers. When determining the size of the grants for our NEOs, our Board and/or our Compensation Committee, as applicable, takes into account the size of past equity awards, the NEO’s position (level) in the Company, and the NEO’s value for the Company based on his or her experience, innovation, expertise, and leadership capabilities. The Compensation Committee believes that stock options provide the executive officer with a strong incentive to build long-term value in the Company. Such awards vest according to the schedule set out in the applicable equity award agreement subject to the executive officer’s continued service with us through the applicable vesting dates. In addition, the exercise price of the stock options granted to our executive officers is equal to the fair market value of our common stock on the date of grant as determined by the board of directors or the compensation committee, as applicable.
The following table sets forth the stock options and RSU awards granted to our named executive officers in fiscal year 2022. Mr. Hansen’s equity awards were granted in connection with his commencement of employment with us. Mr. Heinz received his equity award in connection with the restructuring of his position in connection with Mr. Hansen’s hiring. Mr. Vuong’s equity awards were refresher grants made in recognition of his continued service to the Company. The Compensation Committee did not grant any new equity awards to Mr. Liu, nor did the independent members of our Board grant any new equity awards to Mr. Skates in fiscal year 2022.
Named Executive Officer	Options Granted	RSUs Granted
Hoang Vuong	183,630(1)	300,171(2)
Matt Heinz	—	228,702(3)
Thomas Hansen	675,000(4)	1,000,000(5)
(1)
The shares subject to the stock option award vest as to 1/8th of the shares on May 15, 2023, and 1/21 of the remaining shares on each monthly anniversary of May 15, 2023 thereafter, subject to Mr. Vuong’s continued service through the applicable vesting date.

(2)
The units subject to the RSU award vest as to 1/8th of the units on May 15, 2023, and 1/8th of the units on each quarterly anniversary of May 15, 2023 thereafter, subject to Mr. Vuong’s continued service through the applicable vesting date.

(3)
57,176 of the units subject to the RSU award vest as to 1/16th of the units on each quarterly anniversary of May 15, 2022, and 171,526 of the units subject to the RSU award vest as to 1/8th of the units on November 15, 2023 and on each quarterly anniversary of November 15, 2023 thereafter, in each case, subject to Mr. Heinz’s continued service through the applicable vesting date.

(4)	The shares subject to the stock option award vest as to 1/60th of the shares on each monthly anniversary of July 8, 2022, subject to Mr. Hansen’s continued service through the applicable vesting date.
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(5)
1/20th of the units subject to the RSU award vest on each quarterly anniversary of July 8, 2022, subject to Mr. Hansen’s continued service through the applicable vesting date. Effective May 15, 2023, the remainder of his RSU award will commence vesting 1/20th of the units beginning on May 15, 2023 and on each quarterly anniversary of May 15, 2023.

Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite or other personal benefit to an executive officer, including our NEOs, when we believe it is necessary to attract or retain the executive officer. Any perquisites we supply are reasonable and consistent with market trends in the countries in which our executive officers are located. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive officer’s compensation package. In fiscal year 2022, we did not provide any perquisites or personal benefits to our NEOs not otherwise made available to our other employees.
Any policies with respect to perquisites and other personal benefits to our named executive officers are subject to review and approval by our Compensation Committee (or the Board for our CEO).
Health and Welfare Benefits
All of our full-time employees, including our executive officers and our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental, and vision benefits;
•	medical, dependent care, transportation, and parking flexible spending accounts;
•	short-term and long-term disability insurance; and
•	life insurance.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our executive officers. We design our benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Retirement Benefits
Section 401(k) Plan
We believe that providing a vehicle for tax-deferred retirement savings through our Section 401(k) plan adds to the overall desirability of our executive compensation program and further incentivizes our employees, including our executive officers, in accordance with our compensation policies. As such, we currently maintain a Section 401(k) retirement savings plan for our employees, including our executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the Section 401(k) plan on the same terms as other full-time employees.
The Section 401(k) plan permits us to make matching contributions to eligible participants. We did not make any matching contributions in fiscal year 2022.
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Other Retirement Plans
Other than with respect to our 401(k) plan, our U.S. employees, including our NEOs, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
Employment and Severance Arrangements
Below are summary descriptions of our employment agreements with each of our named executive officers in effect as of December 31, 2022. Each of our named executive officers’ employment is “at will” and may be terminated at any time.
We are party to employment agreements with each of our named executive officers. Each of these agreements provides for “at-will” employment and sets forth the named executive officer’s annual base salary and right to participate in the health and welfare benefit plans made available to other similarly situated executives. Mr. Hansen’s employment agreement also provides that he is entitled to an initial stock option and RSU award, as described above, and an annual performance-based cash bonus, with a target achievement of 100% of his annual base salary.
In addition, under these employment agreements with each of our NEOs, if such NEO’s employment with us is terminated without Cause or such NEO resigns for Good Reason (as each is defined in the employment agreement), the applicable NEO will be entitled to receive: (i) a cash payment equal to six months base salary and (ii) payment or reimbursement of the cost of continued healthcare coverage for six months. In lieu of the foregoing benefits, if such NEO’s employment with us is terminated without Cause or such NEO resigns for Good Reason during the period commencing three months prior to a Change in Control (as defined in our 2021 Incentive Award Plan (the “2021 Plan”)) and ending on the 12-month anniversary following such Change in Control, the applicable NEO will be entitled to receive: (i) a cash payment equal to 12 months base salary plus 100% of the NEO’s target annual bonus, (ii) payment or reimbursement of the cost of continued healthcare coverage for 12 months, and (iii) full accelerated vesting of any of the NEO’s unvested equity awards (except for any performance awards, which shall be governed by the terms of the applicable award agreement). The foregoing severance benefits are subject to the applicable NEO’s delivery of an executed release of claims against us and continued compliance with the NEO’s confidentiality agreement with us.
In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement.
We do not have any agreements with our named executive officers guaranteeing any tax gross-up payments on severance or change in control payments or benefits.
See “Potential Payments Upon Termination or Change in Control” for information regarding these post-employment compensation arrangements, including an estimate of the payments and benefits that would have been payable under these arrangements at the end of fiscal year 2022.
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Tax and Accounting Considerations
As a general matter, our Board reviews and considers the various tax and accounting implications of compensation programs we utilize.
Taxation of Parachute Payments and Deferred Compensation
Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. Our Board will take into account the implications of Section 280G in determining potential payments to be made to our executive officers in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.
Deductibility of Executive Compensation
The Compensation Committee and our Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
Compensation and Risk
In fiscal year 2022, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation programs, including base salary, short-term incentive compensation, and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation programs, and an analysis of the various design features, controls, and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation programs. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our Compensation Committee.
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Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require, or will require, us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Fiscal Year 2022 Summary Compensation Table
The following table contains information about the compensation earned by each of our named executive officers during the fiscal years ended December 31, 2022, 2021, and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total
Spenser Skates	2022	450,000	—	—	—	—	—	450,000
Chief Executive Officer	2021	450,000	—	—	—	—	—	450,000
	2020	275,000	—	—	6,253,300	—	—	6,528,300
Hoang Vuong	2022	550,000	—	4,691,673	1,582,666	—	—	6,824,339
Chief Financial Officer	2021	550,000	—	—	—	—	—	550,000
Thomas Hansen(4)	2022	240,530	242,466	14,620,000	5,516,016	—	—	20,619,012
President
Curtis Liu	2022	400,000	—	—	—	—	—	400,000
Chief Technology Officer	2021	400,000	—	—	—	—	—	400,000
	2020	275,000	—	—	3,126,650	—	—	3,401,650
Matthew Heinz	2022	338,541	—	3,574,612	—	223,412	—	4,136,565
Chief Revenue Officer	2021	325,000	—	—	—	668,141	—	993,141
(1)
Amounts reported for Mr. Hansen represent the annual cash-based incentive bonus that Mr. Hansen was eligible to receive under his employment agreement in connection with his performance-based bonus opportunity. The first installment of his target bonus was paid in the third quarter of 2022 and the remainder of the bonus was paid in March 2023.

(2)
Amounts reflect the full grant-date fair value of stock awards and stock options granted during fiscal year 2022 and 2020 computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to executive officers in fiscal year 2022 outlined in Note 5 of our financial statements included in our 2022 Annual Report.

(3)	Amounts reported represent the quarterly cash payments earned by Mr. Heinz during fiscal year 2022 based achievement of certain sales performance objectives.
(4)	Amount reported for Mr. Hansen’s base salary represents the prorated portion of his annual base salary of $500,000 earned after commencing his employment with us on July 8, 2022.
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Grants of Plan-Based Awards in Fiscal Year 2022
The following table provides supplemental information relating to grants of plan-based awards made during fiscal year 2022 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal year 2022. Messrs. Skates and Liu were not granted any equity award grants in fiscal year 2022.
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)
Hoang Vuong	6/15/2022	—	—	183,630	15.63	1,582,666
	6/15/2022	—	300,171	—	—	4,691,673
Thomas Hansen	7/15/2022	—	—	675,000	14.62	5,516,016
	7/15/2022	—	1,000,000	—	—	14,620,000
Matthew Heinz	—	350,000	—	—	—	—
	6/15/2022	—	228,702	—	—	3,574,612
For a discussion of the assumptions and methodologies used to calculate the amounts reported for equity awards, please see Note 5 of the audited consolidated financial statements included in our 2022 Annual Report.
(1)
Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable under Mr. Heinz’s cash-based incentive program. The target column assumes the target achievement for the sales and bookings targets each quarter. The target bonus amount can be calculated by multiplying the target performance amount for Mr. Heinz by the target percentage of 100%. There is no threshold or maximum amounts for Mr. Heinz’s annual cash-based incentive program.

Narrative to Fiscal Year 2022 Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2022
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.
2023 Proxy Statement	40

Outstanding Equity Awards at Fiscal Year-End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2022.
		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
Spenser Skates	01/01/2021(1)	699,432	71,598	4.19	12/27/2030	—	—
	09/21/2021(2)	1,101,030	—	4.19	12/27/2030	—	—
Hoang Vuong	04/29/2019(1)	902,757	14,747	2.26	06/03/2029	—	—
	04/29/2022(1)	43,700	73,403	4.19	12/27/2030	—	—
	05/15/2022(3)	—	183,630	15.63	06/14/2032	—	—
	05/15/2022(4)	—	—	—	—	300,171	3,626,066
Thomas Hansen	07/08/2022(5)	56,250	618,750	14.62	07/14/2032	—	—
	07/08/2022(6)	—	—	—	—	950,000	11,476,000
Curtis Liu	01/01/2021(1)	117,768	59,931	4.19	12/27/2030	127,257	1,537,265
	09/21/2021(2)	515,515	—	4.19	12/27/2030	—	—
Matt Heinz	10/15/2019(7)	910,672	—	2.26	10/30/2029	—	—
	11/15/2022(4)	—	—	—	—	171,526	2,072,034
	05/15/2022(8)	—	—	—	—	50,029	604,350
(1)
The shares subject to the option vest as to 1/48th of the shares on each month following the vesting commencement date, such that all awards will be fully vested on the four-year anniversary of the vesting commencement date, subject to the applicable NEO continuing to provide services to us through such vesting date. The option is exercisable prior to vesting subject to the applicable NEO agreeing that any shares that were exercised prior to vesting are subject to a right of repurchase in favor of us (although only a portion of the grant was exercisable prior to vesting). The option is subject to accelerated vesting upon certain qualifying terminations of employment as further described under the heading “Employment and Severance Arrangements” in the Compensation Discussion and Analysis above. For Mr. Liu, he early exercised a portion of his option and received restricted stock that vests upon the same vesting schedule (the portion of which remains unvested is set forth in the Stock Award column).

(2)
The shares subject to the option vests as to 1/24th of the shares on each monthly anniversary of September 21, 2021, the date of effectiveness of the registration statement relating to our Direct Listing, such that the options will be fully vested on September 21, 2023, subject to the applicable NEO’s continuing to provide services to us through such vesting date. The option is exercisable prior to vesting subject to the applicable NEO agreeing that any shares that were exercised prior to vesting are subject to a right of repurchase in favor of us. The option is subject to accelerated vesting upon certain qualifying terminations of employment as further described under the heading “Employment and Severance Arrangements” in the Compensation Discussion and Analysis above.

(3)
The shares subject to the option vest as to 1/8th of the shares on the first anniversary of the vesting commencement date, and vest as to 1/21 of the remaining shares on each monthly anniversary thereafter, subject to Mr. Vuong’s continued service through the applicable vesting date. The option is subject to accelerated vesting upon certain qualifying terminations of employment as further described below under the heading “Employment and Severance Arrangements” in the Compensation Discussion and Analysis above.

(4)
The RSUs vest as to 1/8th of the RSUs on the first anniversary of the vesting commencement date and vest as to 1/8th of the RSUs on each quarterly anniversary thereafter, such that all awards will be fully vested on the three-year anniversary of the vesting commencement date, subject to the applicable NEO’s continued service through the applicable vesting date. The RSUs are subject to accelerated vesting upon certain qualifying terminations of employment as further described below under the heading “Employment and Severance Arrangements” in the Compensation Discussion and Analysis above.

(5)
The shares subject to the option vest as to 1/60th of the shares on each monthly anniversary of the vesting commencement date, subject to Mr. Hansen’s continued service through the applicable vesting date.

2023 Proxy Statement	41

(6)
The RSUs vest as to 1/20th of the RSUs on each quarterly anniversary of the vesting commencement date, such that all RSUs will be fully vested on May 15, 2027, subject to Mr. Hansen’s continued service through the applicable vesting date. The RSUs are subject to accelerated vesting upon certain qualifying terminations of employment as further described below under the heading “Employment and Severance Arrangements” in the Compensation Discussion and Analysis above.

(7)
The shares subject to the option vest as to 1/4 of the shares on the first anniversary of the vesting commencement date and vest as to 1/48th of the shares monthly thereafter, such that all awards will be fully vested on the four-year anniversary of the vesting commencement date, subject to Mr. Heinz continuing to provide services to us through such vesting date. The option is exercisable prior to vesting subject to Mr. Heinz agreeing that any shares that were exercised prior to vesting are subject to a right of repurchase in favor of us. The option is subject to accelerated vesting upon certain qualifying terminations of employment as further described under the heading “Employment and Severance Arrangements” in the Compensation Discussion and Analysis above.

(8)
The RSUs vest as to 1/16th of the RSUs on each quarterly anniversary of the vesting commencement date, such that the award will be fully vested on the four-year anniversary of the vesting commencement date, subject to the NEO’s continued service through the applicable vesting date. The RSUs are subject to accelerated vesting upon certain qualifying terminations of employment as further described below under the heading “Employment and Severance Arrangements” in the Compensation Discussion and Analysis above.

(9)	The market value of shares that have not vested is based on the closing trading price of our Class A common stock on the Nasdaq Capital Market on December 31, 2022, which was $12.08.
Options Exercised and Stock Vested in Fiscal Year 2022
The following table sets forth options that were exercised by our NEOs and time-based RSUs held by our NEOs that vested during fiscal year 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Vesting (#)(4)	Value Realized on Vesting($)(5)
Spenser Skates	100,000(1)	1,647,000	—	—
Hoang Vuong	229,498(2)	3,344,912	—	—
Thomas Hansen	—	—	50,000	794,500
Curtis Liu	93,866(1)	1,211,810	—	—
Matthew Heinz	15,081(2)	644,243	7,147	119,032
(1)
The number of shares reflected are shares of our Class B common stock. Messrs. Skates and Liu exercised options to acquire the stated number of shares of our Class A common stock, and converted those shares to our Class B common stock.

(2)	The number of shares reflected are shares of our Class A common stock.
(3)
The value realized on each exercise is based on the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by the NEOs as a result of the option exercises.

(4)
The number of shares reflected is equal to the gross number of RSU shares that vested prior to tax withholding. Accordingly, the NEO actually received fewer shares than the amounts set forth in the table above.

(5)	The value realized on vesting is based upon the gross shares underlying the time-based RSU awards that vested multiplied by the market value of our Class A common stock on the vesting date.
Pension Benefits
None of our NEOs participated in, or had account balances in, qualified or non-qualified defined benefit plans sponsored by us during fiscal year 2022.
Non-Qualified Deferred Compensation
None of our NEOs participated in, or had account balances in, non-qualified defined contribution plans or other deferred compensation plans maintained by us during fiscal year 2022.
2023 Proxy Statement	42

Potential Payments Upon Termination or Change in Control
We have entered into certain agreements with each of our named executive officers, as described above, that provide for potential payments upon either a termination of employment or upon a change in control.
The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment or a change in control of the Company, in any case, occurring on the last day of fiscal year 2022 (except as otherwise noted). Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2021 Plan.
Name	Benefit(1)	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
Spenser Skates	Cash(2)	225,000	450,000
	Bonus(3)	—	—
	Equity Acceleration(4)	—	8,276,997
	COBRA Reimbursement(5)	4,184	8,369
	Total	229,184	8,735,366
Hoang Vuong	Cash(2)	275,000	550,000
	Bonus(3)	—	—
	Equity Acceleration(4)	—	5,860,820
	COBRA Reimbursement(5)	13,443	26,886
	Total	288,443	6,437,706
Thomas Hansen	Cash(2)	250,000	500,000
	Bonus(3)	—	500,000
	Equity Acceleration(4)	—	11,476,000
	COBRA Reimbursement(5)	14,092	28,184
	Total	264,092	12,504,184
Curtis Liu	Cash(2)	200,000	400,000
	Bonus(3)	—	—
	Equity Acceleration(4)	—	4,138,502
	COBRA Reimbursement(5)	3,507	7,014
	Total	203,507	4,545,516
Matthew Heinz	Cash(2)	175,000	350,000
	Bonus(3)	—	350,000
	Equity Acceleration(4)	—	5,335,974
	COBRA Reimbursement(5)	14,092	28,184
	Total	189,092	6,064,158
(1)	Severance payments and benefits are subject to the applicable NEO’s delivery of an executed release of claims against us and continued compliance with the NEO’s confidentiality agreement.
2023 Proxy Statement	43

(2)
Represents a cash payment of (i) six months of base salary in the event of termination of employment without cause or for good reason outside a change in control of the Company; and (ii) 12 months of base salary in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control (as defined in the 2021 Plan) and ending on the 12-month anniversary following such Change in Control.

(3)
Represents a cash payment of 100% of the NEO’s target bonus amount in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control and ending on the 12-month anniversary following such Change in Control. No NEO besides Messrs. Hansen and Heinz had target cash bonus opportunities during fiscal year 2022.

(4)
Represents the aggregate value of the NEO’s unvested equity awards that would have vested on an accelerated basis, based on the difference between the fair market value of our common stock ($12.08 per share as of December 31, 2022) and, if applicable, the options’ exercise prices in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control and ending on the 12-month anniversary following such Change in Control.

(5)
Represents continued coverage under COBRA based on the incremental cost of our contribution as of December 31, 2022 to provide this coverage of (i) six months in the event of termination of employment without cause or for good reason outside a change in control; and (ii) 12 months in the event of termination of employment without cause or for good reason during the period commencing three months prior to a Change in Control and ending on the 12-month anniversary following such Change in Control.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our other employees.
The annual total compensation for 2022 for our CEO was $450,000, as reported in the Summary Compensation Table. The annual total compensation for 2022 for our median employee, identified as discussed below, was $205,669, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees was approximately 2.19 to 1.
Methodology, Assumptions, and Estimates Used in Determining our Pay Ratio Disclosure
We chose December 31, 2022 as the date for establishing the employee population used in identifying the median employee and used calendar year 2022 as the measurement period. We identified the median employee using the consistently applied compensation measure of base wages for each employee employed as of December 31, 2022 (other than our CEO). We annualized the compensation measure for permanent employees who joined in 2022. We captured all full-time, part-time, seasonal, and temporary employees, consisting of approximately 728 individuals.
The annual total compensation of the median employee and the annual total compensation of our CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect our annually reported pay ratio may vary significantly year over year, given our size and the potential variability in our employee compensation.
2023 Proxy Statement	44

Pay Versus Performance
Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our named executive officers for the fiscal years ended December 31, 2022 and December 31, 2021 and certain aspects of our financial performance. We completed our Direct Listing in September 2021, so we have not included any information for fiscal year 2020 while we were a private company. We have not included a “Company-Selected Measure” in our Pay Versus Performance Table or provided a tabular list as described in Item 402(v)(6) of Regulation S-K because we do not maintain an annual short-term incentive compensation plan (although from time-to-time the Compensation Committee may approve a discretionary cash bonus for one or more of our named executive officers) or grant performance-based equity awards. For further information concerning our “pay for performance” philosophy and how we align executive compensation with our performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non- PEO Named Executive Officers ($)(4)	Total Stockholder Return($)(5)	Peer Group Total Stockholder Return($)(6)	Net Income (Loss) (in millions) ($)(7)
2022	$450,000	($70,416,709)	$7,994,979	($14,202,174)	$22.04	$43.78	($93.38)
2021	$450,000	$102,026,238	$771,571	$40,646,680	$96.61	$90.31	($74.98)
(1)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Mr. Skates (our “PEO”) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation – Executive Compensation Tables – Fiscal Year 2022 Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of executive “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to our PEO in each covered fiscal year. Our PEO does not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO’s total compensation for each covered fiscal year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2022	$450,000	$0	($70,866,709)	($70,416,709)
2021	$450,000	$0	$101,576,238	$102,026,238
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any equity awards granted in any prior fiscal year that are

2023 Proxy Statement	45

outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative); (v) for equity awards granted in any prior fiscal year that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.
The valuation assumptions used to calculate the fair values of the stock options held by our PEO that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from eight years to ten years, the stock price volatility assumptions varied from 51.95% to 56.1%, and the risk-free interest rate assumptions varied from 1.09% to 4.25%, depending on the specific stock option the fair value of which was being recalculated. The valuation assumptions used to calculate the fair values of the RSU awards held by our PEO that vested during or were outstanding as of the end of each covered fiscal year did not materially differ from those valuation assumptions disclosed at the time of grant.
The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$0	($41,690,077)	$0	($29,176,632)	$0	—	($70,866,709)
2021	$0	$87,392,626	$0	$14,183,612	$0	—	$101,576,238
(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding Mr. Skates, who has served as our PEO since 2012) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation – Executive Compensation Tables – Fiscal Year 2022 Summary Compensation Table.” The names of each NEO (excluding our PEO) included for purposes of calculating the average of the amounts of total compensation in each covered fiscal year are as follows: (i) for 2022, Hoang Vuong, our Chief Financial Officer, Thomas Hansen, our President, Curtis Liu, our Chief Technology Officer, and Matthew Heinz, our Chief Revenue Officer; and (ii) for 2021, Hoang Vuong, our Chief Financial Officer, and Matthew Heinz, our Chief Revenue Officer.

(4)
The dollar amounts reported in column (e) represent the average of the amount of executive “compensation actually paid” to our NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the average actual amount of compensation earned or received by or paid to our NEOs as a group (excluding our PEO) each covered fiscal year. Our NEOs do not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average of the total compensation of our NEOs as a group (excluding our PEO) for each covered fiscal year to determine the compensation actually paid, using the same methodology described above in Note 2(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Reported Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Average Compensation Actually Paid to Non- PEO Named Executive Officers
2022	$7,994,979	$7,496,242	($14,700,911)	($14,202,174)
2021	$771,571	$0	$39,875,109	$40,646,680
2023 Proxy Statement	46

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The valuation assumptions used to calculate the fair values of the stock options held by our NEOs as a group (excluding our PEO) that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from eight years to ten years, the stock price volatility assumptions varied from 55.95% to 56.8%, and the risk-free interest rate assumptions varied from 0.9% to 4.31%, depending on the specific stock option the fair value of which was being recalculated. The valuation assumptions used to calculate the fair values of the RSU awards held by our NEOs as a group (excluding our PEO) that vested during or were outstanding as of the end of each covered fiscal year did not materially differ from those valuation assumptions disclosed at the time of grant.

The amounts deducted or added in calculating the average total equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2022	$5,152,809	($10,410,578)	$353,556	($9,796,698)	$0	—	($14,700,911)
2021	$0	$30,477,302	—	$9,397,807	$0	—	$39,875,109
(5)
Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the NASDAQ Emerging Cloud Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2022 Annual Report.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
Financial Performance Measures
In the years covered by this table, we did not use any financial or other performance measures for our short-term or long-term incentive compensation award programs. Please see our “Compensation Discussion and Analysis – Elements of our Executive Compensation Program – Cash-Based Incentive Compensation” for more information on our most important financial performance measures for the years covered by this table.
Analysis of Information Presented in Pay-Versus-Performance Table
As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable “pay-for-performance” philosophy. Over the two years since our Direct Listing, we have not used financial or other performance measures to align executive compensation with our performance. Therefore, this analysis only covers the performance measures presented in the Pay-Versus-Performance Table. Moreover, while we generally seek to prioritize long-term performance as our primary incentive for our PEO and our other NEOs, we do not
2023 Proxy Statement	47

specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance Table.
Compensation Actually Paid and Company TSR
As reflected by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (excluding our PEO) is generally aligned with our TSR for the period presented in the Pay-Versus-Performance Table. This alignment of compensation actually paid with our cumulative TSR over the period presented results because a significant portion of the compensation provided to our PEO and our other NEOs is comprised of equity awards, the value of which is dependent on the growth of our common stock price. We believe equity compensation creates an ownership culture among our NEOs that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our NEOs with those of our stockholders. Generally, we seek to provide the majority of the target total direct compensation opportunity of our PEO and our other NEOs in the form of equity awards, including options to purchase shares of our common stock and restricted stock unit awards.

Compensation Actually Paid and Net Income (Loss)
As reflected in the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (excluding our PEO) decreased significantly in 2022, while our net income (loss) also declined during that period. We have not used net income (loss) as a financial performance measure in our overall executive compensation program, so
2023 Proxy Statement	48

there is, at best, only an indirect correlation between our profitability and the compensation that we pay to our PEO and our other NEOs. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” we seek to provide the majority of the target total direct compensation opportunity of our PEO and our other NEOs in the form of equity awards under our long-term incentive compensation program.

2023 Proxy Statement	49

Company TSR and Peer Group TSR
As reflected by the following graph, our cumulative TSR over the two-year period presented in the Pay-Versus-Performance Table was lower than the cumulative TSR of the peer group presented for this purpose, the NASDAQ Emerging Cloud Index. This noticeably differed from our TSR immediately following our Direct Listing and the TSR of the NASDAQ Emerging Cloud Index. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation for our PEO and our other NEOs, refer to “Executive Compensation – Compensation Discussion and Analysis.”

2023 Proxy Statement	50

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act, except as otherwise expressly stated in such filing.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2023 Annual Meeting of Stockholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Compensation Committee
James Whitehurst (Chairperson)
Ron Gill
Eric Vishria
Catherine Wong
2023 Proxy Statement	51

DIRECTOR COMPENSATION
For fiscal year 2022, directors who were executives of the Company were not eligible to receive compensation for their services as directors.
We maintain the Non-Employee Director Compensation Program for our non-employee directors.
Non-Employee Director Compensation Program
Pursuant to the Non-Employee Director Compensation Program, our non-employee directors (except for any directors who are affiliated with our investors) will receive cash compensation as set forth in the tables below.
Board Service
Non-Employee Director:	$30,000
Additional Board Service
Lead Independent Director:	$15,000
Non-Executive Chair:	$22,500
Additional Committee Service	Chair	Non-Chair
Audit Committee Member:	$20,000	$10,000
Compensation Committee Member:	$14,000	$7,000
Nominating and Corporate Governance Committee Member	$8,000	$4,000
Director fees under the Non-Employee Director Compensation Program will be payable in cash in arrears in four equal quarterly installments not later than 30 days following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.
Directors may elect to receive all or a portion of their cash fees in RSUs, with each such RSU award covering a number of shares calculated by dividing (i) the amount of the annual retainer by (ii) the average per share closing trading price of our common stock over the most recent 30 trading days as of the grant date (the “30-day average price”). Such RSUs will be automatically granted on the fifth day of the month following the end of the calendar quarter to which the corresponding director fees were earned and will be fully vested on grant.
Under the Non-Employee Director Compensation Program, unless otherwise provided by the Board prior to the commencement of service of an applicable director, each non-employee director who is initially elected or appointed to serve on the Board after our Direct Listing will automatically be granted that number of RSUs upon the director’s initial appointment or election to our Board (the “Initial Grant”), calculated by dividing (i) $525,000 by (ii) the 30-day average price. The Initial Grant will vest as to one-third of the underlying shares on each anniversary of the grant date, subject to continued service through each applicable vesting date.
In addition, each non-employee director who (i) has been serving on the Board as of an annual stockholders’ meeting following our Direct Listing, (ii) for non-employee directors appointed after our Direct Listing, has an Initial Grant that will become fully vested within 12 months following such annual
2023 Proxy Statement	52

meeting, and (iii) will continue to serve on the board following such annual meeting, will automatically be granted that number of RSUs upon such annual meeting (the “Annual Grant”), calculated by dividing (i) $175,000 by (ii) the 30-day average price. With respect to directors who were on the Board as of the date of our Direct Listing, subject to the satisfaction of subsections (i) and (iii) above, Mr. Gill was eligible to receive Annual Grants commencing with the 2022 Annual Meeting and Mses. Schultz, Steele and Wong and Mr. Whitehurst shall be eligible to receive Annual Grants commencing with the annual meeting that occurs in 2024.
The Annual Grant will be automatically granted on the date of the applicable annual meeting and will vest in full on the earlier of the first anniversary of the date of the grant or the date of the next annual meeting, subject to continued service through each applicable vesting date.
All equity awards held by non-employee directors under the Non-Employee Director Compensation Program will vest in full upon the consummation of a Change in Control (as defined in the 2021 Plan), subject to their continued service through immediately prior to such date. In addition, each non-employee director may elect to defer all or a portion of the RSUs they receive under the Non-Employee Director Compensation Program until the earliest of a fixed date properly elected by the director, the director’s termination of service, or a Change in Control.
2023 Proxy Statement	53

Fiscal Year 2022 Director Compensation
The following table sets forth information concerning the compensation earned by our non-employee directors for fiscal year 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)($)	Option Awards(1)($)	Total ($)
Neeraj Agrawal(2)	—	—	—	—
Pat Grady	—	179,968	—	179,968
Ron Gill	57,000	179,968	—	236,968
Erica Schultz	34,000	—	—	34,000
Elisa Steele	—	43,395	—	43,395
Eric Vishria	—	179,968	—	179,968
James Whitehurst	—	55,271	—	55,271
Catherine Wong	37,000	—	—	37,000
(1)
Amounts shown represent the grant date fair value of stock awards and stock options earned during fiscal year 2022 as calculated in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our non-employee directors in Note 5 of the audited consolidated financial statements included in our 2022 Annual Report.

(2)	Mr. Agrawal’s term expired at our 2022 annual meeting of stockholders and he did not stand for re-election.
The table below shows the aggregate numbers of shares of common stock subject to unvested stock awards and option awards (exercisable and unexercisable) held as of December 31, 2022 by each non-employee director.
Name	Shares of Common Stock Subject to Stock Awards Outstanding as of December 31, 2022	Shares of Class A Common Stock Subject to Options Outstanding as of December 31, 2022
Neeraj Agrawal(1)	—	—
Pat Grady	9,943	—
Ron Gill	48,693	—
Erica Schultz	12,000	112,000
Elisa Steele	1,855	212,000
Eric Vishria	9,943	—
James Whitehurst	88,325	—
Catherine Wong	78,125	—
(1)	Mr. Agrawal’s term expired at our 2022 annual meeting of stockholders and he did not stand for re-election.
2023 Proxy Statement	54

Equity Compensation Plan Information
The following table provides information as of December 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2021 Incentive Award Plan(1)	10,214,128(4)	$14.84(6)	16,774,634
2014 Stock Option and Grant Notice Plan (“2014 Plan”)(2)	16,467,749(5)	$3.62(6)	—
2021 Employee Stock Purchase Plan (“ESPP”)(3)	—	—	3,411,791
Equity compensation plans not approved by security holders	—	—	—
TOTAL	26,681,877	$4.19	20,186,425
(1)
In connection with our Direct Listing, our Board adopted, and our stockholders approved, the 2021 Plan. The initial number of shares of Class A common stock authorized and available for issuance in connection with the grant of future awards was 18,643,596 shares, plus any shares available for issuance under the 2014 Plan as of the effective date of the 2021 Plan. The number of shares remaining for issuance under the 2021 Plan includes awards granted and outstanding under the 2014 Plan that are forfeited or lapse unexercised after the effective date of the 2021 Plan. In addition, the 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2022 and ending in 2031 equal to the lesser of (A) 5% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 88,000,000 shares of stock may be issued upon the exercise of incentive stock options.

(2)
Holders of such shares of Class A common stock have a one-time right to exchange such shares of Class A common stock for an equal number of shares of Class B common stock until such time as the Class A common stock is transferred. There are no pre-defined time period or other restrictions related to the holder’s right to exchange such shares of Class A common stock. Holders may only elect to exchange all, and not a portion, of such shares of Class A common stock. Such right will transfer to a permitted transferee. Following the adoption of the 2021 Plan, any awards outstanding under the 2014 Plan continue to be governed by their existing terms but no further awards may be granted under the 2014 Plan.

(3)
The maximum number of shares of our Class A common stock which are authorized for sale under the ESPP is equal to the sum of (a) 2,663,371 shares of Class A common stock and (b) an annual increase on the first day of each year beginning in 2022 and ending in 2031, equal to the lesser of (i) 2% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 16,500,000 shares of our common stock may be issued under the ESPP. The shares reserved for issuance under the ESPP may be authorized but unissued shares or reacquired shares. As of December 31, 2022, 350,341 shares had been issued under the ESPP.

(4)	Consists of 858,630 shares of Class A common stock issuable upon exercise of outstanding options, and 9,355,498 shares of Class A common stock issuable upon vesting and settlement of outstanding RSUs.
(5)
Consists of 15,909,122 shares of Class A common stock issuable upon exercise of outstanding options, and 558,627 shares of Class A common stock issuable upon vesting and settlement of outstanding RSUs.

(6)	The weighted average exercise price shown is for stock options; other outstanding awards have no exercise price.
2023 Proxy Statement	55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock and (ii) each of our directors, each of our named executive officers and all current directors and executive officers as a group as of April 10, 2023, unless otherwise indicated.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. We have based percentage ownership of our common stock on 79,219,621 shares of our Class A common stock and 36,346,078 shares of our Class B common stock outstanding as of April 10, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 10, 2023 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 10, 2023 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the business address of each such beneficial owner is c/o Amplitude, Inc., 201 3rd Street, Suite 200, San Francisco, California 94103. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
2023 Proxy Statement	56

	Class A Common Stock		Class B Common Stock+
Name of Beneficial Owner	Shares	%	Shares	%	Percentage of Total Voting Power†
Named Executive Officers and Directors‡:
Spenser Skates(1)	1,824,328	2.3	6,352,146	17.5	12.8
Thomas Hansen(2)	241,144	*	—	—	*
Matt Heinz(3)	958,493	1.2	—	—	*
Curtis Liu(4)	712,511	*	7,358,342	20.2	14.3
Hoang Vuong(5)	1,523,221	1.9	—	*	*
Ron Gill(6)	23,672	*	310,000	*	*
Pat Grady(7)	2,808,894	3.5	8,051,817	22.2	16.5
Erica Schultz(8)	112,000	*	100,000	*	*
Elisa Steele(9)	214,796	*	—	—	*
Eric Vishria(10)	229,877	*	4,685,008	12.9	9.1
James Whitehurst(11)	58,231	*	—	—	*
Catherine Wong(12)	37,895	*	—	—	*
All current directors and executive officers as a group (11 persons)(13)	6,317,505	7.7	26,857,313	73.9	53.3
Other Greater Than 5% Stockholders:

Entities affiliated with Battery Ventures(14)	8,984,637	11.3	—	—	3.4
Benchmark Capital Partners VIII, LP(15)	—	—	4,685,008	12.9	9.0
Entities affiliated with Institutional Venture Partners(16)	5,640,286	7.1	55,245	*	2.3
Entities affiliated with Sequoia Capital(17)	2,798,951	3.5	7,885,132	21.7	16.2
The Vanguard Group(18)	4,241,679	5.4	—	—	1.6
Entities affiliated with Jasmine Ventures(19)	861,110	1.1	4,977,818	13.7	9.9
* Represents beneficial ownership of less than 1%.
+ The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
‡ In connection with our Direct Listing, our Board amended all awards outstanding under our 2014 Plan to settle into Class A common stock (the “Equity Award Amendment”). Holders of Class A common stock received as a result of the Equity Award Amendment have the one-time right to exchange such shares of Class A common stock for an equal number of shares of Class B common stock until such time as the Class A common stock is transferred. The number of shares beneficially owned by our directors and executive officers as set forth herein does not give effect to any potential future conversion of Class A common stock issued pursuant to the 2014 Plan into shares of Class B common stock.
† Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Shares of our Class A common stock entitle the holder to one vote per share and shares of our Class B common stock entitle the holder to five votes per share.
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(1)
Consists of (i) 6,352,146 shares of Class B common stock and (ii) 1,824,328 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2023.

(2)
Consists of (i) 67,394 shares of Class A common stock, (ii) 50,000 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2023, and (iii) 123,750 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2023.

(3)
Consists of (i) 44,247 shares of Class A common stock, (ii) 3,574 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2023, and (iii) 910,672 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2023.

(4)
Consists of (i) 79,228 shares of Class A common stock held in a trust over which Mr. Liu exercises voting and investment discretion, (ii) 7,358,342 shares of Class B common stock held in a trust over which Mr. Liu exercises voting and investment discretion, including 126,728 unvested shares subject to repurchase by us, and (iii) 633,283 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2023, held in a trust over which Mr. Liu exercise voting and investment discretion.

(5)
Consists of (i) 514,103 shares of Class A common stock, including 378 shares in a trust over which Mr. Vuong exercises voting and dispositive control, (ii) 37,521 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of April 10, 2023, and (iii) 971,607 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2023, of which 23,413 shares are unvested and will no longer be exercisable after May 31, 2023, the date on which Mr. Vuong will cease to provide service to us.

(6)
Consists of (i) 13,729 shares of Class A common stock, (ii) 310,000 shares of Class B common stock, including 25,833 unvested shares subject to repurchase by us, and (iii) 9,943 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2023.

(7)
Consists of (i) 166,685 shares of Class B common stock, (ii) 9,943 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2023, and (iii) shares listed in footnote 18 below held of record by entities affiliated with Sequoia Capital. Mr. Grady, one of our directors, is a partner of Sequoia Capital and, therefore, may be deemed to exercise voting and investment discretion with respect to the shares listed in footnote 18 below. Mr. Grady disclaims beneficial ownership of all such shares.

(8)
Consists of (i) 100,000 shares of Class B common stock, including 4,666 unvested shares subject to repurchase by us and (ii) 112,310 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2023.

(9)
Consists of (i) 212,000 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2023 and (ii) 2,796 shares of Class A Common Stock issuable pursuant to vested RSUs, the settlement of which has been deferred pursuant to the terms of the Non-Employee Director Compensation Program.

(10)
Consists of (i) 219,934 shares of Class A common stock held directly by entities controlled by Mr. Vishria, (ii) 9,943 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2023, and (iii) shares listed in footnote 16 below held of record by Benchmark Capital Partners VIII, L.P.

(11)
Consists of (i) 46,875 shares of Class A common stock, (ii) 3,544 shares of Class A common stock issuable pursuant to vested RSUs, the settlement of which has been deferred pursuant to the terms of the Non-Employee Director Compensation Program, and (iii) 7,812 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2023.

(12)	Consists of (i) 30,082 shares of Class A common stock and (ii) 7,813 shares of Class A common issuable upon the vesting of RSUs that vest within 60 days of April 10, 2023.
(13)
Consists of (i) 3,256,193 shares of Class A common stock, (ii) 26,857,313 shares of Class B common stock, including 157,227 unvested shares subject to repurchase by us, (iii) 2,925,513 shares of Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2023, (iv) 129,459 shares of Class A common stock issuable upon the vesting of RSUs that vest within 60 days of April 10, 2023, and (v) 6,340 shares of Class A common stock issuable pursuant to vested RSUs, the settlement of which has been deferred pursuant to the terms of the Non-Employee Director Compensation Program.

(14)
Based solely on a Schedule 13G filed with the SEC on February 14, 2023 with respect to shares of our common stock held as of December 31, 2022 and a Form 4 filed with the SEC on March 23, 2023. Consists of (i) 154,579 shares of Class A common stock held of record by Battery Investment Partners XI, LLC (“BIP XI”), (ii) 3,335,348 shares of Class A common stock held of record by Battery Ventures XI-A, L.P. (“BV XI-A”), (iii) 3,465,221 shares of Class A common stock held of record by Battery Ventures XI-A Side Fund, L.P. (“BV XI-A SF”), (iv) 881,274 shares of Class A common stock held of record by Battery Ventures XI-B, L.P. (“BV XI-B”), (v) 751,403 shares of Class A common stock held of record by Battery Ventures XI-B Side Fund, L.P. (“BV XI-B SF”), (vi) 361,099 shares of Class A common stock held of record by Battery Ventures Select Fund I, L.P. (“BV Select I”) and (vii) 35,713 shares of Class B common stock held of record by Battery Investment Partners Select Fund I, L.P. (“BIP Select I”). The sole general partner of BV XI-A and BV XI-B is Battery Partners XI, LLC (“BP XI”). The sole general partner of BV XI-A SF and BV XI-B SF is Battery Partners XI Side Fund, LLC (“BP XI SF”). The sole managing member of BIP XI is BP XI. The sole general partner of BV Select I is Battery Partners Select Fund I, L.P. whose sole general partner is Battery Partners Select Fund I GP, LLC (“BP Select”). The general partner of BIP Select I is BP Select. The investment adviser of BP XI, BP XI SF, and BP Select I is Battery Management Corp. (together with BP XI, BP XI SF, and BP Select I, the “Battery Companies”). The managing members and officers of the Battery Companies who share voting and dispositive power with respect to such

2023 Proxy Statement	58

shares are Neeraj Agrawal, Michael Brown, Jesse Feldman, Russell Fleischer, Roger H. Lee, Chelsea Stoner, Dharmesh Thakker, and Scott R. Tobin. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his/her pecuniary interest therein. The address of each of these entities is One Marina Park Drive, Suite 1100, Boston, Massachusetts 02210.
(15)
Based solely on a Schedule 13G filed with the SEC on February 14, 2023 with respect to shares of our common stock held as of December 31, 2022 and a Form 4 filed on behalf of Eric Vishria on February 24, 2023. The shares are held by Benchmark Capital Partners VIII, L.P. (“BCP VIII”), for itself and as nominee for Benchmark Founders’ Fund VIII, L.P. (“BFF VIII”) and Benchmark Founders’ Fund VIII-B, L.P. (“BFF VIII-B”). Benchmark Capital Management Co. VIII, L.L.C., the general partner of BCP VIII, BFF VIII, and BFF VIII-B, may be deemed to have sole voting and investment power over shares held by BCP VIII. Mr. Vishria, along with Matthew R. Cohler, Peter H. Fenton, J. William Gurley, An-Yen Hu, Mitchell H. Lasky, Chetan Puttagunta, and Sarah E. Tavel are the managing members of Benchmark Capital Management Co. VIII, L.L.C. and may be deemed to hold shared voting and investment power with respect to the shares held by BFF VIII. The address for each of these persons and entities is 2965 Woodside Road, Woodside, California 94062.

(16)
Based solely on a Schedule 13G filed with the SEC on February 14, 2023 with respect to shares of our common stock held as of December 31, 2022. Consists of (i) 5,610,449 shares of Class A common stock and 54,954 shares of Class B common stock held directly by Institutional Venture Partners XV, L.P. (“IVP XV”) and (ii) 29,837 shares of Class A common stock and 291 shares of Class B common stock held directly by Institutional Venture Partners XV Executive Fund, L.P. (“IVP XV EF”). Institutional Venture Management XV, LLC (“IVM XV”) serves as the sole general partner of IVP XV and IVP XV EF and has shared voting and investment control over the shares owned by IVP XV and IVP XV EF and may be deemed to own beneficially the shares held by IVP XV and IVP XV EF. IVM XV owns no securities of our company directly. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller, Dennis B. Phelps, Jules A. Maltz, Somesh Dash, and Eric Liaw are Managing Directors of IVM XV and share voting and dispositive power over the shares held by IVP XV and IVP XV EF, and may be deemed to own beneficially the shares held by IVP XV and IVP XV EF. The address of the foregoing persons and entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(17)
Based solely on a Schedule 13D filed with the SEC on February 22, 2023 with respect to shares of our common stock held as of 16, 2023. Consists of (i) 2,554,932 shares of Class B common stock held directly by SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P. (“SC GGF III”), (ii) 5,330,200 shares of Class B common stock held directly by SEQUOIA CAPITAL U.S. GROWTH FUND VIII, LP (“GF VIII”), (iii) 235,201 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. VENTURE 2010 – SEED FUND, L.P. (“USV 2010 –SEED”), (iv) 2,225,077 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. GROWTH FUND IX, L.P. (“GF IX”), (v) 95,885 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. GROWTH PARTNERS FUND IX, L.P. (“GF STP IX”), and (vi) 242,788 shares of Class A common stock held directly by SEQUOIA CAPITAL U.S. GROWTH IX PRINCIPALS FUND, L.P. (“GF IX PF”). SC US (TTGP), Ltd. is (i) the general partner of SCGGF III – Endurance Partners Management, L.P., which is the general partner of SC GGF III, (ii) the general partner of SC U.S. GROWTH VIII MANAGEMENT, L.P., which is the general partner of GF VIII, (iii) the general partner of SC U.S. VENTURE 2010 MANAGEMENT, L.P, which is the general partner of USV 2010 –SEED and (iv) the general partner of SC U.S. GROWTH IX MANAGEMENT, L.P., which is the general partner of each of GF IX, GF STP IX and GF IX PF (collectively, the “GF IX Funds”). As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by GGF III, GF VIII, USV 2010 – SEED and the GF IX Funds. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to GGF III are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GGF III, GF VIII, USV 2010 – SEED, and the GF IX Funds, as applicable. Each of the above persons and entities expressly disclaims beneficial ownership of any securities described above except to the extent such person or entity actually exercises voting or dispositive power with respect to such securities. The business address of the above persons and entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(18)
Based solely on a Schedule 13G filed with the SEC on February 9, 2023 with respect to shares of our common stock held as of December 30, 2022. The filing reports (i) shared voting power with respect to 92,327 shares of Class A common stock, (ii) sole dipositive power with respect to 4,241,679 shares of Class A common stock, and (iii) shared dispositive power with respect to 138,326 shares of Class A common stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. The address of the Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(19)
Based solely on a Schedule 13G filed with the SEC on February 13, 2023 with respect to shares of our common stock held as of December 31, 2022. Consists of (i) 861,110 shares of Class A common stock over which GIC Private Limited has sole voting and dispositive discretion, pursuant to an investment management agreement with the Government of Singapore, and (ii) 4,977,818 shares of Class B common stock held of record by Jasmine Ventures Pte. Ltd. Jasmine Ventures Pte. Ltd. shares the power to vote and dispose of these shares with GIC Special Investments Pte. Ltd. and GIC Private Limited, both of which are private limited companies incorporated in Singapore. GIC Special Investments Pte. Ltd. is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. GIC Private Limited is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The address of the principal business office for each of the above entities is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for companies having common stock that is listed on Nasdaq. This policy covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, that meets the disclosure requirements set forth in Item 404 of Regulation S-K under the Securities Act, in which we were or are to be a participant and in which a “related person,” as defined in Item 404, had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
Related Person Transactions
The following is a description of each transaction or agreement since January 1, 2022 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing a household with, any of these individuals or entities, had or will have a direct or indirect material interest.

The following descriptions include summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to the full text of any such agreement filed as an exhibit to our 2022 Annual Report.
In addition, from time to time, we do business with other companies on whose boards of directors certain of our directors serve and/or that are affiliated with certain holders of our capital stock. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement with certain holders of 5% or more of our capital stock and entities affiliated with certain of our directors, as well as certain of our directors and executive officers. The agreement grants rights to certain holders, including certain registration rights with respect to the registrable securities held by them, subject to certain exceptions. The investors’ rights agreement also provided for a right of first refusal in favor of certain holders of redeemable convertible preferred stock with regard to certain issuances of our capital stock. The right of first refusal terminated in connection with our Direct Listing.
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Director and Executive Officer Compensation
See “Executive and Director Compensation” for information regarding compensation of directors and executive officers.
Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive and Director Compensation.”
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
2023 Proxy Statement	61

OTHER MATTERS
Stockholder Proposals and Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 201 3rd Street, Suite 200, San Francisco, California 94103 in writing not later than December 29, 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than February 9, 2024 and no later than March 10, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is held before May 9, 2024, or after August 7, 2024, then our Secretary must receive such written notice not later than the 90th day prior to the 2024 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than ten percent of any class of our equity securities (“10% stockholders”), file reports of ownership and changes of ownership with the SEC. Such executive officers, directors, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of copies of reports furnished to us, and on written representations from reporting persons, we believe that during our fiscal year ended December 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of: (i) a Form 4 filed on behalf of Hoang Vuong, our former Chief Financial Officer, on February 23, 2022 to report the exercise of options to purchase shares of our Class A common stock and the subsequent conversion of the shares of Class A common stock into shares of our Class B common stock, each on February 17, 2022; (ii) a Form 4 filed on behalf of Curtis Liu, our Chief Technology Officer, on February 23, 2022, to report the exercise of options to purchase shares of our Class A common stock and the subsequent conversion of
2023 Proxy Statement	62

the shares of Class A common stock into shares of our Class B common stock, each on February 17, 2022; (iii) a Form 4 filed on behalf of Ninos Sarkis, our Chief Accounting Officer, on August 23, 2022, to report the sale of shares of our Class A common stock on August 15, 2022, solely to cover applicable withholding taxes in connection with the vesting of RSUs pursuant to the mandatory sell-to-cover provision under our 2021 Plan, and (iv) a Form 4 filed on behalf of Mr. Vuong on November 14, 2022 to report the conversion of shares of our Class B common stock into shares of Class A common stock on October 31, 2022.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, phone, and email by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the Beneficial Holders of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
Annual Report on Form 10-K
A copy of Amplitude’s 2022 Annual Report, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 10, 2023 without charge upon written request addressed to:
Amplitude, Inc.
Attention: Secretary
201 3rd Street, Suite 200
San Francisco, California 94103
Exhibits to the 2022 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. You also may access this proxy statement and our 2022 Annual Report on the SEC’s website at www.sec.gov and on our website at investors.amplitude.com/financial-information/sec-filings.
2023 Proxy Statement	63

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE PHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU REQUESTED TO RECEIVE PAPER PROXY MATERIALS, THEN YOU MAY ALSO VOTE BY MAILING A COMPLETE, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Spenser Skates
Chairperson of the Board, President, & Chief Executive Officer
San Francisco, California
April 27, 2023
2023 Proxy Statement	64

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMPL2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13886-P90972

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMPLITUDE, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. The election of three Class II directors to hold office until the 2026 Annual Meeting of Stockholders, and until each such director's respective successor is elected and qualified.	☐	☐	☐

Nominees:

01) Pat Grady
02) Curtis Liu
03) Catherine Wong

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposal 2:

The Board of Directors recommends you vote 1 Year on proposal 3:

	1 Year	2 Years	3 Years	Abstain
3. The approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: The proxies may vote in their discretion upon such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V13887-P90972

AMPLITUDE, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2023, 9:00 A.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Spenser Skates and Christopher Harms, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Amplitude, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 8, 2023, via live webcast at www.virtualshareholdermeeting.com/AMPL2023, and any continuation, postponement, or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT, OR ADJOURNMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT, OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side